                                                                   EXHIBIT 10.30

                              CONSENT TO SUBLEASE

      This Agreement is made as of this 22nd day of June, 1997. ("Agreement") by and among UNUM Life Insurance Company of America ("Landlord"), ULTRADATA Corporation ("Tenant"), and 24 Hour Fitness, Inc. ("Subtenant"). Under a lease dated as of June 22nd, 1996, (as amended, the "Master Lease"), Landlord is leasing to Tenant approximately 25,535 square feet of space in the building located at 5020 Franklin Drive, Pleasanton, California ("Premises"). Landlord hereby consents to the subletting of the Premises by Tenant to Subtenant pursuant to a sublease ("Sublease") dated as of June 22, 1997, (copy attached as Exhibit A). Landlord's consent is subject to the following conditions, to each of which Tenant and Subtenant expressly agree:

1.   Nothing contained in the Agreement shall:

     (a) operate as a representation or warranty by Landlord, and Landlord shall not be bound or estopped in any way by the provisions of the Sublease;


     (b) be construed to modify, waive, or affect (i) any provisions, covenants, or conditions in the Master Lease, (ii) any of Tenant's obligations under the Master Lease, (iii) any rights or remedies of Landlord under the Master Lease, or otherwise, or (iv) Landlord's obligations or Tenant's rights under the Master Lease, or otherwise; or


     (c) be construed to waive any present or future breach or default of Tenant under the Master Lease.


      In case of any conflict between the provisions of this Agreement and the provisions of the Sublease, the provisions of this Agreement shall prevail.

2. The Sublease shall be subject and subordinate at all times to the Master Lease and all of its provisions, covenants, and conditions. In case of conflict between the Master Lease and the Provisions of the Sublease, the provisions of the Master Lease shall prevail.

3. Neither the Sublease nor this Agreement shall release or discharge Tenant from any liability under the Master Lease, and Tenant shall remain liable and responsible for the full performance and observance of all provisions, covenants, and conditions set forth in the Master Lease. Any breach or violation of provisions of the Master Lease by Subtenant shall be deemed a default by Tenant of the provision.

4. This consent by Landlord shall not be construed as a consent by Landlord to any further subletting, either by Tenant or Subtenant. The Sublease may not be assigned, renewed, or extended, nor shall the Premises, or any part thereof, be further sublet without the prior written consent of Landlord.

5. Sublessee and Master Landlord agree that, in the event of a termination or expiration of the Master Lease, (i) Sublessee shall attorn to Master Landlord and Master Landlord shall recognize the rights and interests of Sublessee under the Lease and the Sublease for a period not to exceed the first ten (10) years of the Sublease (five(5) years if Sublessee fails to exercise its first option to extend), and (ii) direct Landlord/Tenant privity shall exist between Master Landlord and Sublessee on the basis of the Sublease. Sublessee shall be afforded notice and an opportunity to cure any default under the Master Lease as provided therein.

6. Sublessee hereby waives and relinquishes any right or claim against Master Lessor for damage to Sublessee's personal property at or on the Premises by way of subrogation or assignment, except if the damage was caused by Master Lessor's negligence. Master Lessor hereby waives and relinquishes any right or claim against Tenant for damages to the Premises by way of subrogation or assignment, except if the damage was caused by Tenant's negligence. To the extent that these damages are covered by insurance proceeds, Sublessee and Master Lessor agree to have their respective insurance policies endorsed to waive the carrier's right of recovery under subrogation and a certificate of insurance shall be available to either party on request verifying such waiver.

7. Both Tenant and Subtenant shall be liable for all bills rendered by Landlord for charges incurred by or imposed upon subtenant for services rendered and materials supplied to the Premises pursuant to the terms of the Master Lease.

8. Any notice under the Master Lease, the Sublease, or this Agreement given by any party hereto to another party hereto shall be given as required under paragraph 23 of the Master Lease, in the case of Subtenant at 5020
     Franklin Dr., Pleasanton, CA 94560 (address), or at such other address as a party may have designated by notice given in accordance with paragraph 23 of the Master Lease.

9. This Agreement (i) shall be construed in accordance with the laws of the State of California; (ii) contains the entire agreement of the parties with respect to the subject matter hereof, and (iii) may not be changed or terminated orally or by course of conduct.

10. The Sublease and this Agreement shall be attached to and incorporated into the Master Lease identified in this Sublease.

11. Notwithstanding the provisions of paragraph 9 of the Sublease and Article 3 of Exhibit B to the Master Lease: (i) Sublessee's work shall be performed and administered by Sublessee, in accordance with plans submitted to Master Lessor for approval, which approval shall not be unreasonably withheld or delayed; (ii) Sublessee's work shall be performed by a contractor selected by Sublessee and approved by Master Lessor, which approval shall not be unreasonably withheld or delayed; (iii) Master Lessor shall reimburse Sublessee for such work up to $178,745.00, within thirty (30) days following Master Lessor's receipt of invoices and unconditional lien releases for such work from all parties involved in the construction, including contractors, subcontractors, and materialmen.


ACKNOWLEDGED AND AGREED:

LANDLORD:                                       TENANT:

UNUM Life Insurance Company of America          ULTRADATA Corporation

By: /s/ Anne L. Littlefield                     By: /s/ Philip D. Ranger
    ----------------------------------              ----------------------------

Its: Regional Property Mgr.                     Its: Vice President & CFO
     ---------------------------------               ---------------------------

Date: 6.20.97                                   Date: 7/2/97
      --------------------------------                --------------------------

SUBTENANT:

24 Hour Fitness, Inc.

By: /s/ Gilbert Freeman
    ----------------------------------

Its: Executive Vice President and CFO
     ---------------------------------

Date: July 2, 1997
      --------------------------------

                                   SUBLEASE


1.   PARTIES

     This sublease (hereinafter referred to as "Sublease") is entered into as of the 10th day of May, 1997, by and between ULTRADATA Corporation, a Delaware corporation, as Sublessor and 24 Hour Fitness, Inc., a California corporation, as Sublessee. This Sublease is entered into under the lease including all exhibits and addenda thereto (hereinafter referred to as "Lease") dated June 22, 1996, between UNUM Life Insurance Company of America, a Maine Corporation, as Lessor and Sublessor under this Sublease, as Lessee. A copy of said Lease is attached hereto, and incorporated herein by reference.

2.   PROVISIONS CONSTITUTING SUBLEASE

     2.1 This Sublease is subject to all the terms and conditions of the Lease, except as specifically exempted herein. Sublessee shall assume and perform the obligations of Lessee in said Lease to the extent said terms and conditions are applicable to the premises subleased pursuant to this Sublease. Sublessee shall not commit or permit to be committed on the subleased premises any act or omission which shall violate any term or condition of the Lease.

     2.2 All of the terms and conditions contained in the Lease attached hereto, are incorporated herein (except for Articles 1.3, 1.5, 1.10, 49, 50
                                                                              --
     and Exhibit B to the Lease,) in their entirety as terms and conditions of this Sublease (with each reference therein to Landlord and Tenant to be deemed to refer to Sublessor and Sublessee) and along with all the following paragraphs set out in this Sublease, shall be the complete terms and conditions of this Sublease.

     2.3 The parties hereto agree that the Sublessee's obligations under this Sublease are conditioned Sublessor obtaining and providing to Sublessee the Lessor's written consent to the term and conditions of this Sublease within forty five (45) days after the final execution of the Letter of Intent by Sublessor and Sublessee. Such consent shall be in a form and content acceptable to Sublessee.

     In the event Sublessee has not notified Sublessor within forty-five (45) days from the mutual execution of the Letter of Intent that all of the above conditions are completed, satisfied or waived, this Sublease shall terminate and be of no further force or effect and the parties shall be relieved of all obligations and liability hereunder.


3.   PREMISES

     Sublessor leases to Sublessee and Sublessee hires from said Sublessor the premises (referred to herein as the "Premises") situated in the City of Pleasanton, County of Alameda, State of California and located at 5020 Franklin Drive. Said portion is agreed to be approximately 25,535 rentable square feet, as identified in the Lease attached hereto.


4.   TERM

     4.1 The term of this Sublease shall be for a sixty (60) month period commencing on August 1, 1997 (the "Commencement Date") terminating on July 31, 2002.

     4.2 Notwithstanding said Commencement Date, if for any reason Sublessor cannot deliver possession of the Premises to Sublessee on said Commencement Date, Sublessor shall not be subject to any liability therefor, not shall such failure affect the validity of this Sublease or the obligations of Sublessee hereunder or extend the term hereof, but in such case Sublessee shall not be obligated to pay rent until possession of the Premises in tendered to Sublessee provided, however, that if Sublessor shall not have delivered possession of the Premises within ninety (90) days from said Commencement Date. Sublessee may, at Sublessee option, by notice in writing to Sublessor within ten (10) days thereafter, cancel this Sublease. If this Lease is canceled as herein provided, Sublessor shall return any monies previously deposited by Sublessee and the parties shall be discharged from all obligations hereunder.

     4.3 Early Possession. Sublessee shall be granted fifteen (15) days early occupancy to prepare the space for occupancy. Such occupancy shall be subject to all the provisions of this Sublease other than the payment of rent or CAM charges. Said early possession shall not advance the termination date of this Sublease.


5.   RENT

     Sublessee shall pay to Sublessor as rent for the Premises equal monthly installments of $22,981.50, in advance, on the first day of each month of the term hereof. Sublessee shall pay to Sublessor within ten (10) days of the execution of this Sublease the sum of $22,981.50 as rent for the period form August 1, 1997 through August 31, 1997. Rent for any period the term hereof which is for less than one month shall be a pro rate portion of the monthly installment. Rent shall be payable without notice or demand and without any deduction, offset, or abatement (except as expressly provided for herein in Paragraph 9, below) in lawful money of the United State of America to Sublessor at the address state herein or to such other persons at such places as Sublessor may designate in writing.


6.   SECURITY DEPOSIT

     Sublessee shall deposit with Sublessor upon execution hereof the sum of $23,000.00 as security for Sublessee's faithful performance of Sublessee's obligations hereunder. If Sublessee fails to pay rent or other charges due hereunder, or otherwise defaults (beyond the applicable cure periods contained in the Lease) with respect to any provision of this Sublease, Sublessor may use and apply or become obligated by reason of Sublessees' default, or to compensate Sublessor for any loss or damage which Sublessor may suffer thereby. If Sublessor so uses or applies all or any portion said deposit, Sublessee shall within ten (10) days after written demand therefor deposit case with Sublessor in an amount sufficient to restore said deposit to the full amount hereinabove stated and Sublessee's failure to do so shall be a breach of this Sublease and Sublessor may at his option terminate this Sublease. Sublessor shall not be required to keep said deposit separate from its general accounts. If Sublessee performs all of Sublessee's obligations hereunder, said deposit or so much thereof as had not therefore been applied by Sublessor shall be returned without payment of interest for its use, to Sublessee (or, at Sublessor's option, to the last assignee, if any, of Sublessee's interest hereunder) within ten (10) days after the expiration of the term hereof, or after Sublessee has vacated the Premises whichever is later.


7.   INSURANCE

     Sublessee shall abide by the insurance requirements as outlined in Article 8 of the Master Lease and shall list Sublessor as an additional insured.


8.   USE

     Use. The premises shall be used and occupied only for general office use.


9.   TENANT IMPROVEMENTS

     Sublessee shall receive a Tenant Improvement allowance in the amount of $178,745.00. Approval, performance and payment for Sublessee's work shall be pursuant to the terms set forth in Exhibit B of the Lease. Otherwise, Sublessee agrees to accept the space in its present condition.


10.  OPTION TO RENEW

     Sublessor grants Sublessee a right to extend the term from August 1, 2002 through January 31, 2007 with prior written notice on or before October 31, 2001. The rent for this option period shall be a the ten fair market rent for similar type space in the market to be determined pursuant to the terms of the Lease.

     This option to renew shall be null and void should Sublessor give Sublessee written notice of its need for the space within (30) days of receiving Sublessee's notice of intent to exercise their option to renew.

     Other than the above mentioned terms, the Option to Renew shall be governed by Section 39 and 50 of the underlying Lease.

11.  REAL ESTATE BROKERS

     Cushman & Wakefield represents Sublessor and Cornish & Carey Commercial represents Sublessee. Said brokers shall be paid according to a separate agreement. There are no other Brokers involved with this Sublease.


SUBLESSOR:

ULTRADATA Corporation, a Delaware corporation



By:       /s/ Philip D. Ranger
          -----------------------------------


Address:  5000 Franklin Drive
          -----------------------------------
          Pleasanton, CA  94588
          -----------------------------------



SUBLESSEE:

24 Hour Fitness, Inc., a California corporation



By:       /s/ Gilbert Freeman
          -------------------------------------


Address:  6670 Owens Drive
          -------------------------------------
          Pleasanton, CA  94566
          -------------------------------------